LEASE AGREEMENT


     THIS LEASE AGREEMENT is made and entered into on the date of the execution hereof by and between JOE MANNING, JR., AND C.E. AMES, (hereinafter referred to as "Lessor"), individual residents of Harris County, Texas, and STEWART & STEVENSON SERVICES, INC. (hereinafter "Lessee"), a Texas corporation.

                              ARTICLE 1.  PREMISES

     Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the premises situated in Midland County, Texas, and more particularly described in Exhibit A attached and made a part hereof. Said premises together with all improvements thereon are hereinafter referred to as the "Leased Premises."

                                ARTICLE 2.  TERM

     The term of this Lease Agreement shall begin on April 1, 1990 and shall terminate at midnight on March 31, 1997.

                                ARTICLE 3.  RENT

     Without offset or deduction, Lessee shall pay Lessor at the address shown in Article 16, or at such other address as Lessor may from time to time notify Lessee in writing, on the first day of each calendar month, monthly in advance, as rent for each and every month in the term hereof the sum of $4,270.00.

                          ARTICLE 4.  PAYMENT OF TAXES

     Lessee shall pay all real property taxes relating to the Leased Premise. Lessee will pay all personal property taxes relating to Lessee's equipment used in the Leased Premises.

                           ARTICLE 5.  UTILITY CHARGES

      Lessee shall pay all utility charges for utilities used in and about the Leased Premises. All such charges are to be paid by Lessee to the utility companies or municipalities furnishing the same, before the same shall become delinquent.

                             ARTICLE 6.  INSURANCE

     Throughout the duration of this Lease Agreement, Lessee shall maintain fire and casualty insurance on the Leased Premises. Additionally, Lessee shall maintain liability insurance protecting both Lessor and Lessee from claims by third persons for personal injury and property damage.


                              ARTICLE 7.  REPAIRS

     At its own expense, Lessee shall perform all routine maintenance as is reasonably necessary to keep the Leased Premises in good condition and repair, normal wear and tear excepted. Lessee agrees that all damages or injury done by Lessee to the Leased Premises shall be repaired by Lessee at Lessee's sole expense (other than wear or damage to structural components such as the walls, roofs, and foundations not caused by Lessee). All other damages or injury to the Leased Premises which are beyond the reasonable control of Lessee including but not limited to damage or injury covered by fire, flood, wind, acts of war or acts of God, shall be repaired by Lessor at Lessor's expense.

              ARTICLE 8.  ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

     Lessee shall have the right, with Lessor's approval, during the Lease Term and any extended terms hereof at its sole cost and expense to affix and install such property and equipment to, in or on the Leased Premises as Lessee deems necessary. Any and all such alterations, improvements, equipment or fixtures shall remain the property of Lessee, and Lessor agrees that Lessee shall have the right to remove any and all such alterations, improvements, equipment and/or fixtures.

                         ARTICLE 9.  ENTRY AND INSPECTION

      Lessee shall permit Lessor to enter and to inspect the Leased Premises at any reasonable time and shall permit Lessor to make whatever reasonable repairs Lessor deems necessary to satisfy Lessor's obligations under Article 7 of this Lease Agreement.

                 ARTICLE 10.  DESTRUCTION OF THE LEASED PREMISES

     If the building situated upon the Leased Premises should be damaged or destroyed by fire, tornado, or other casualty, Lessee shall give immediate notice thereof to Lessor and Lessor shall immediately commence repairs to said premises. If the building(s) situated on the Leased Premises should be totally destroyed by fire, tornado, or other casualty or if the building(s) should be so damaged that rebuilding or repair cannot be completed within sixty (60) days after the date the Lessor is notified by Lessee of such damage or destruction, this Lease Agreement shall terminate at Lessee's election and the rent shall be abated effective with the date of such damage or destruction. Lessor will rebuild or repair the Leased Premises promptly if requested to do so by Lessee.

                 ARTICLE 11.  CONDEMNATION OF THE LEASED PREMISES

      If during the term of this Lease Agreement, all of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease Agreement shall terminate effective as of the date of the taking of the Lease Premises by the condemning authority or as of the date of the sale of the Leased Premises to such authority.

      In the event such condemnation occurs, Lessee may, at its option, terminate the Lease by giving written notice to Lessor. The effect of such condemnation, should Lessee not exercise its option to terminate, will be to terminate the lease as to the portion of the premises condemned, and leave it in effect as to the remainder of the premises. Lessee's rental for the remainder of the lease term and any extended terms shall be reduced by the amount that the usefulness of the premises for Lessee's business has been reduced.

      Lessor and Lessee shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interest in any condemnation proceedings. Termination of this Lease Agreement will not affect the rights of the parties hereto to such awards.

                       ARTICLE 12.  LIMITATION OF LIABILITY

      Lessor shall not be liable for any injury or damage to the persons or property of Lessee, its agents and employees, or to any other occupant of the Leased Premises solely caused by Lessee's negligence.

                      ARTICLE 13.  ASSIGNMENT OR SUBLEASING

     Lessee neither will assign his rights hereunder, nor sublease the Leased Premises or any part thereof, nor mortgage, pledge, or hypothecate its leasehold interest without the express prior written consent of Lessor which consent will not be unreasonably withheld.

                             ARTICLE 14.  REMEDIES

      14.1 The occurrence of any one or more of the following events shall constitute a default and breach of this Lease Agreement:

     (a) Failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, when such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee.

     (b) The failure by Lessee to observe or to perform any of the terms of this Lease Agreement other than described in sub-article (a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such a cure within the said thirty-day period and thereafter diligently prosecutes such cure to completion.
     (c)  (i)    The making of Lessee of any general assignment or general
arrangement for the benefit off creditors;

          (ii)   The adjudication of Lessee as a bankrupt;

          (iii) The appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the premises or of Lessee's interest in this Lease Agreement where possession is not restored to Lessee within thirty (30) days;

          (iv) The attachment, execution, or other judicial seizure of substantially all of Lessee's assets located at the Leased Premises or of Lessee's interest in this Lease Agreement, where such seizure is not discharged within thirty (30) days.

     14.2 In the event of any such default by Lessee, Lessor shall give Lessee written notice of default by Certified Mail Return Receipt Requested. If Lessee has failed to cure said default within ten (10) days from receipt of notice (except as provided in Section 14.1 (b) Lessor shall have the right to:

     (a) Terminate Lessee's right to possession of the Leased Premises by any lawful means in which case this Lease Agreement shall terminate and Lessee shall immediately surrender possession of the Leased Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Leased Premises, balance of unpaid rent, and reasonable attorney's fees. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of ten percent per annum.

     (b) Pursue any other remedy now or hereafter available to Lessor under the laws of the State of Texas.

                       ARTICLE 15.  NON-WAIVER OF DEFAULT

     The forbearance of the exercise of any right of Lessor or Lessee arising hereunder shall not be deemed a waiver of any right of Lessor or Lessee. All rights and remedies of Lessor or Lessee hereunder shall be cumulative and may be exercised and enforced concurrently whenever and as often as occasion therefor arises.

                              ARTICLE 16.  NOTICE

      All notices to be given to Lessee by Lessor shall be in writing, deposited in the United States mail, certified or registered, postage prepaid, and addressed to Lessee at Stewart & Stevenson Services, Inc., at P.O. Box 1637, Houston, Texas 77251-1637, to the attention of David Stewart. All notices to be given to Lessor by Lessee shall be in writing, deposited in the United States mail, certified or registered, postage prepaid, and addressed to Lessor at 5608 Candlewood, Houston, Texas 77056, to the attention of Joe Manning. Notices shall be deemed to be delivered when deposited in the United States mail as above provided. Changes of address of either party must be by notice given to the other party in the same manner as above provided.

                    ARTICLE 17.  PRIOR AGREEMENTS SUPERCEDED

      This Lease Agreement constitutes the sole and only agreement between the parties respecting the subject matter of this Lease Agreement and supercedes any prior agreements and understandings, whether oral or written.

                             ARTICLE 18.  AMENDMENT

      No amendment or alteration or the terms hereof shall be of any force or effect unless the same shall be in writing, dated subsequent to the date of execution hereof, and duly executed by the parties hereto.

      EXECUTED this 17th day of May, 1990.



STEWART & STEVENSON SERVICES, INC.



By: /s/ C. Jim Stewart II          By: /s/ Joe Manning, Jr.
    _________________________          _________________________
    C. Jim Stewart II
    Chairman of the Board          By: /s/ C.E. Ames
                                       _________________________

STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )

      Before me, the undersigned authority, on this day personally appeared C. JIM STEWART II, an officer of Stewart & Stevenson Services, Inc., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity therein stated for the purposes and consideration therein expressed.

      Given under my hand and seal of office, this 17th day of May, 1990.


/s/ Estelle M. Bartling
_______________________________
Notary Public in and for
Harris County, Texas


STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )

      Before me, the undersigned authority, on this day personally appeared Joe Manning, Jr., an individual resident of Harris County, Texas known to me to be the person whose name is subscribed to the foregoing instrument and acknowledge to me that he executed the same in the capacity therein stated for the purposes and consideration therein expressed.

      Given under my hand and seal of office, this 4th day of May, 1990.


/s/ Joeanne C. Bush
___________________________________
Notary Public in and for
Harris County, Texas



STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )


      Before me, the undersigned authority, on this day personally appeared C.E. Ames, an individual resident of Harris County, Texas known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity therein stated for the purposes and consideration therein expressed.

      Given under my hand and seal of office, this 4th day of May, 1990.



/s/ Joeanne C. Bush
_____________________________________
Notary Public in and for
Harris County, Texas


                                    EXHIBIT A

Lessors, for themselves, their heirs, administrators, executors and assigns, in consideration of rents hereinafter reserved and of the covenants and agreements hereinafter contained, have demised, leased and by these presents do demise and lease unto lessee all of a 10 acre tract of land located in Midland County, Texas and all buildings situated thereon.